                                                  OPPENHEIMER QUEST VALUE FUND, INC.
                                                         ARTICLES OF AMENDMENT

             Oppenheimer Quest Value Fund, Inc., a Maryland corporation (the "Corporation") having its principal office in the State of Maryland in Baltimore City, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

             FIRST:  All references to Oppenheimer Quest Value Fund, Inc. in the Articles of Incorporation of the Corporation, are
changed to Oppenheimer Rising Dividends Fund, Inc.

             SECOND:  These Articles of Amendment have been duly authorized and approved by a majority of the entire Board of
Directors of the Corporation and pertain solely to an amendment that may be made without shareholder approval as permitted by
Maryland General Corporation Law section 2-605;

             THIRD:  These Articles of Amendment do not increase the authorized stock of the corporation.

             FOURTH:  These Articles of Amendment shall be effective as of the 1st day of August, 2007.

             IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its President and to be witnessed by its Assistant Secretary as of this 16th day of July, 2007.

                                                     Oppenheimer Quest Value Fund, Inc.

                                                     By:      /s/ John V. Murphy________
                                                              John V. Murphy
                                                              President
WITNESS:

By:      /s/ Lisa Bloomberg         ____
         Lisa Bloomberg
         Assistant Secretary

             The undersigned President of the Corporation, who executed on behalf of the Corporation these Articles of Amendment, of which this certificate is made a part, hereby acknowledges them to be the act of the Corporation and verifies and states under the penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to authorization and approval hereof are true in all material respects.

Dated:  July 16, 2007

                                                              /s/ John V. Murphy_________
                                                              John V. Murphy
                                                              President